June 8, 2017

A. H. Belo Corporation

P.O. Box 224866

Dallas, Texas 75222-4866

Ladies and Gentlemen:

We are acting as special Delaware counsel to A. H. Belo Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) with respect to 8,000,000 shares of Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), of the Company and Series B Common Stock, par value $0.01 per share (the “Series B Common Stock” and together with the Series A Common Stock, the “Common Stock”), of the Company reserved for issuance to directors and employees of the Company (including its direct or indirect subsidiaries) under the Plan (as defined below) and with respect to the associated preferred share purchase rights (the “Rights”) issuable pursuant to the terms of the Rights Agreement (as defined below). In this connection you have requested our opinion as to certain matters of Delaware law.

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 1, 2007, as amended by the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on January 14, 2008, as modified by the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company, as filed with the Secretary of State on January 29, 2008 (collectively, the “Certificate of Incorporation”);

(ii) the Amended and Restated Bylaws of the Company in effect since December 11, 2014 (the “Bylaws”);

(iii) the 2017 Incentive Compensation Plan (the “Plan”), as adopted by the Board of Directors of the Company (the “Board”) on March 2, 2017;

(iv) the Rights Agreement, dated as of January 11, 2008, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”);

(v) a certificate of an officer of the Company, dated on or about the date hereof, as to certain matters;

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One Rodney Square ∎ 920 North King Street ∎ Wilmington, DE 19801 ∎ Phone: 302-651-7700 ∎ Fax: 302-651-7701

www.rlf.com

A. H. Belo Corporation

June 8, 2017

(vi) the resolutions of the Board adopted at the January 11, 2008 meeting of the Board and the March 2, 2017 meeting of the Board; and

(vii) a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed: (i) that prior to the grant or issuance of any Award (as defined in the Plan) pursuant to the Plan, the Board or the duly constituted Compensation Committee of the Board (or a subcommittee thereof) will have duly and validly authorized such grant or issuance, as the case may be, and all Awards granted or issued under the Plan have been or will be validly granted or issued in accordance with the provisions of the Plan; (ii) the Company has received, or prior to the issuance thereof will receive, consideration in the form of cash, services rendered, personal property, real property, leases of real property or any combination thereof having a value of not less than the aggregate par value of the shares of Common Stock issued or issuable pursuant to any Award granted or issued pursuant to the Plan; (iii) that prior to the issuance of any shares of Common Stock issued or issuable under any Award pursuant to the Plan, the terms and conditions of any such Award shall have been complied with and any limitations or restrictions on the issuance of such shares shall have lapsed, been waived, satisfied or otherwise ceased to be applicable to the issuance of such shares; (iv) that stock certificates representing the shares of Common Stock issued pursuant to any Award granted or issued under the Plan will be duly completed, executed and delivered by duly authorized officers of the Company to reflect the issuances of such shares or, if such shares are to be uncertificated, then, within a reasonable time after issuance of such shares, a duly authorized officer of the Company will send to the record owner thereof a written notice in the form and in the manner required by Section 151(f) of the General Corporation Law of the State of Delaware (the “General Corporation Law”); (v) that the issuances of the shares of Common Stock pursuant to any Award granted or issued pursuant to the Plan will be duly recorded in the stock ledger of the Company at the time of such issuance;

A. H. Belo Corporation

June 8, 2017

(vi) that the Company has, and at all relevant times will have, a sufficient number of authorized but unissued shares of Common Stock not otherwise reserved for issuance available for issuance pursuant to any Award granted or issued pursuant to the Plan; (vii) that none of the shares of Common Stock issued pursuant to any Award issued or granted pursuant to the Plan will be issued to an “interested stockholder” of the Company (as defined in Section 203(c)(5) of the General Corporation Law) for purposes of Section 203 of the General Corporation Law, except as permitted under and effected in accordance with Section 203(a) of the General Corporation Law; (viii) that (A) the Board has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance and administration of the Rights, (B) the adoption of the Rights Agreement by the Board resulted from and was based upon a thorough and careful investigation and informed consideration of the Rights Agreement and all its provisions, in light of the factors and principles which were, in good faith, deemed relevant, (C) the Board believed in good faith that adoption of the Rights Agreement was and is in the best interests of the Company, (D) the Rights Agreement serves legitimate corporate purposes and is reasonably necessary and proportionate to a threat posed to the Company and its stockholders, reasonably perceived by the Board, and (E) that the Rights Agreement was not adopted for the purpose of retaining the Board’s control of the Company or for any other improper purpose; (ix) that the Rights Agreement constitutes a valid and binding obligation of each party thereto other than the Company; and (x) that the Rights were, and will be, duly issued in accordance with the terms of the Rights Agreement, and no steps have been or will be taken to amend the Rights Agreement, redeem the Rights or otherwise cause the Rights to no longer be issued.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

1. The shares of Common Stock reserved for issuance pursuant to the Plan, when issued in accordance with the Plan and any Awards granted or issued thereunder, will be duly authorized, validly issued, fully paid and non-assessable under the General Corporation Law.

2. The Rights, when issued in accordance with the Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is subject to the following limitations, exceptions and qualifications:

A. We are admitted to practice law in the State of Delaware and the foregoing opinion is limited to the laws of the General Corporation Law as currently in effect. We have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 7301 et seq., or any rules or regulations promulgated thereunder.

A. H. Belo Corporation

June 8, 2017

B. Our opinion as set forth in opinion paragraph 2 above, (i) addresses the Rights and the Rights Agreement in their entirety, (ii) does not address the validity or binding effect of any particular provision of the Rights or the Rights Agreement or the substance or consequences of any determination that a court of competent jurisdiction may make regarding whether the Board would be required to redeem or terminate, or take other action with respect to, the Rights or the Rights Agreement at some future time based on the facts and circumstances existing at that time, (iii) is subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (B) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (C) the discretion of the court before which any proceeding in respect of the Rights Agreement or the Rights may be brought. It should be understood that (i) the Rights, by their terms, are subject under certain circumstances to becoming void in the hands of certain holders or purported transferees, and (ii) the effect, if any, that the invalidity of any particular provision of the Rights or the Rights Agreement might have on any other provision, or the entirety, of the Rights or the Rights Agreement is not settled under applicable law and could be affected by the facts and circumstances existing at the time of any adjudication of the issue.

The foregoing opinions are rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company with the Commission. By so consenting, we do not thereby admit that our firm’s consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. We undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.